Exhibit 99

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, April 27, 2011
Edwardsville, Illinois – Media Contact Dennis Terry (618) 656-6122

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended March 31, 2011.  The dividend will be payable to stockholders of record as of May 13, 2011 and is expected to be paid on May 20, 2011.  The Company has 7,872,921 shares of common stock outstanding.